EXHIBIT 23(a)


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Farmstead Telephone Group, Inc.

      We consent to incorporation by reference in the registration statement on Form S-8 of Farmstead Telephone Group, Inc. of our reports dated February 21, 2001 appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 24, 2003